Exhibit 10.21

   MATERIAL TERMS AND CONDITIONS OF VERBAL OFFICE LEASE FOR WAREHOUSE/OFFICES
                             IN CORONA, CALIFORNIA

Introduction:

     From March 1, 2009, until September 30, 2009, Ciralight Global, Inc. ("Company") subleased certain warehouse and office space in Corona, California from Frederick Feck, one of the Company's Directors. Beginning October 1, 2009, the Company and Mr. Feck agreed to a verbal lease on the Corona space. The verbal lease has the following terms and conditions:

     1. Office Location: 670 E. Parkridge, Unit 112, Corona, California 92879.

     2. Monthly Rent; Term: $3,000 per month; month to month term; commenced October 1, 2009.

     3. Warehouse and Office Space: Approximately 3,500 square feet.